UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2013

NEXEO SOLUTIONS HOLDINGS, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-179870-02	27-4328676
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9303 New Trails Drive, Suite 400
The Woodlands, Texas	77381
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (281) 297-0700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

On May 20, 2013, Nexeo Solutions Holdings, LLC (the “Company”) will hold a conference call with existing holders of, and potential investors in, Nexeo Solutions, LLC’s 8.375% senior subordinated notes due 2018 and intends to provide certain non-GAAP financial information on that call. A reconciliation of such non-GAAP financial information to the nearest GAAP financial measure is furnished as Exhibit 99.1 to this report.

In addition, the Company intends to provide the following information with respect to second quarter of fiscal 2013 results:

•	average selling prices increased 1.9% for the quarter ended March 31, 2013 compared to the quarter ended December 31, 2012, excluding the effects of Company’s China joint venture; and

•	including the effects of the Company’s China joint venture, average selling prices increased 2.9% over the same period.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this current report, including Exhibit 99.1 hereto, is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

EXHIBIT	DESCRIPTION

99.1	Reconciliation of Non-GAAP Measure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Michael B. Farnell, Jr. Executive Vice President and Chief Legal Officer

Dated: May 20, 2013

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

99.1	Reconciliation of Non-GAAP Measure.